Exhibit 99.1

Pfizer Inc. Announces Expiration and Results of its Private Exchange Offer for its 6.500

per cent. Notes due 2038 and Related Tender Offer

NEW YORK, NY, December 15, 2017 — Pfizer Inc. (NYSE: PFE) (“Pfizer”) today announced the expiration and results of its previously announced offers to exchange and to repurchase any and all of its outstanding £1,500,000,000 6.500 per cent. Notes due 2038 (the “Old Notes”).

Exchange Offer for 6.500 per cent. Notes due 2038

The first transaction consists of Pfizer’s private offer to exchange (the “Exchange Offer”) any and all of the Old Notes for newly issued debt securities of Pfizer (the “New Notes”), on the terms and subject to the conditions set forth in the Offering Memorandum dated December 7, 2017 (the “Offering Memorandum” and, together with the related exchange offer notice of guaranteed delivery (the “Exchange Offer Notice of Guaranteed Delivery”), the “Exchange Offer Documents”).

The Exchange Offer expired at 5:00 p.m. (New York time) yesterday, December 14, 2017 (the “Exchange Offer Expiration Date”). The “Settlement Date” is expected to be December 19, 2017. In addition to the Total Exchange Price (as defined in the Offering Memorandum), Exchange Offer Eligible Holders (as defined below) whose Old Notes are accepted for exchange will be paid accrued and unpaid interest in cash on such Old Notes to, but excluding, the Settlement Date. Interest will cease to accrue on the Settlement Date for all Old Notes accepted.

On the terms and subject to the conditions set forth in the Offering Memorandum, the table below provides the aggregate principal amount of the Old Notes validly tendered and not validly withdrawn prior to the Exchange Offer Expiration Date that Pfizer expects to accept in connection with the Exchange Offer.

ISIN Number Common Code	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Exchange Offer Expiration Date and Expected to Be Accepted
XS0432072022 043207202	6.500 per cent. Notes due 2038	£1,500,000,000	£833,450,000

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Pfizer expects (i) to issue approximately £1,375,882,000 aggregate principal amount of New Notes, which will mature on June 15, 2043 and will bear interest at a rate per annum of 2.735% (144A ISIN: XS1738993275; Regulation S ISIN: XS1738994596); and (ii) to pay an aggregate amount of cash equal to approximately £29,655,044.47 in accrued and unpaid interest and cash paid in lieu of fractional amounts of New Notes. Pfizer will not receive any cash proceeds from the Exchange Offer.

The Minimum Issue Requirement (as defined in the Offering Memorandum) has been satisfied. As of the Exchange Offer Expiration Date, all conditions to the Exchange Offer were deemed satisfied or waived by Pfizer.

The actual aggregate principal amount of New Notes and amount of cash that will be issued and paid on the Settlement Date is subject to change based on final validation of tenders. No Old Notes were tendered through the guaranteed delivery procedures.

All holders who certify that they are either (1) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States who are non-U.S. qualified offerees (as defined in the Offering Memorandum) are authorized to receive the Offering Memorandum and to participate in the Exchange Offer (each an “Exchange Offer Eligible Holder”). The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Lucid Issuer Services Limited is acting as the Information Agent and the Exchange Agent for the Exchange Offer. Questions or requests for assistance related to the Exchange Offer may be directed to Lucid Issuer Services Limited at +44 207 704 0880 or pfizer@lucid-is.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Cash Offer for 6.500 per cent. Notes due 2038

The second transaction consists of Pfizer’s offer to all holders to purchase for cash (the “Cash Offer”) any and all of the Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated December 7, 2017 (the “Offer to Purchase” and, together with the related cash offer notice of guaranteed delivery (the “Cash Offer Notice of Guaranteed Delivery”), the “Cash Offer Documents,” collectively with the Exchange Offer Documents, the “Offer Documents”).

The Cash Offer expired at 5:00 p.m. (New York time) yesterday, December 14, 2017 (the “Cash Offer Expiration Date”). The “Settlement Date” is expected to be December 19, 2017.

On the terms and subject to the conditions set forth in the Offer to Purchase, the table below provides the aggregate principal amount of the Old Notes validly tendered and not validly withdrawn prior to the Cash Offer Expiration Date that Pfizer expects to accept in connection with the Cash Offer.

ISIN Number Common Code	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Cash Offer Expiration Date and Expected to Be Accepted
XS0432072022 043207202	6.500 per cent. Notes due 2038	£1,500,000,000	£196,550,000

Upon the terms and subject to the conditions set forth in the Cash Offer Documents, in respect of the Old Notes accepted in the Cash Offer, Pfizer expects (i) to pay an aggregate amount of cash in respect of the Total Consideration (as defined in the Offer to Purchase) of approximately £324,498,153.50 and (ii) to pay an aggregate amount of cash equal to approximately £6,965,408.91 in accrued and unpaid interest.

The actual aggregate amount of cash that will be paid on the Settlement Date is subject to change based on final validation of tenders. No Old Notes were tendered through the guaranteed delivery procedures.

As of the Cash Offer Expiration Date, all conditions to the Cash Offer were deemed satisfied or waived by Pfizer.

Lucid Issuer Services Limited is also acting as the Information Agent and Tender Agent for the Cash Offer. Questions or requests for assistance related to the Cash Offer may be directed to Lucid Issuer Services Limited at +44 207 704 0880 or pfizer@lucid-is.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offer.

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Pfizer refers to the Exchange Offer and the Cash Offer collectively, as the “Offers.”

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offer is being made solely pursuant to the Offering Memorandum and related documents and the Cash Offer is being made solely pursuant to the Offer to Purchase and related documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Pfizer by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

United Kingdom

This announcement is only directed at persons in the United Kingdom who are (i) investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) persons falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). This announcement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents. For the avoidance of doubt, none of this announcement, the Offer Documents or any other offer material has been or will be approved by an authorized person for the purposes of section 21(1) of the UK Financial Services and Markets Act 2000.

France

The Offers are not being made, directly or indirectly, to the public in the Republic of France. This announcement, the Offer Documents and any other offering material relating to the Offers may not be distributed or cause to be distributed to the public in the Republic of France and only qualified investors (investisseurs qualifiés) acting for their own account, with the exception of individuals, with the meanings ascribed to them in, and in accordance with, Articles L. 411-1, L. 411-2 and D. 411-1 of the French Code monétaire et financier and applicable regulations thereunder, are eligible to participate in the Offers. None of this announcement, the Offer Documents or any other offering material has been submitted for clearance to the Autorité des marchés financiers.

Italy

None of the Offers, this announcement, the Offer Documents or any other documents or materials relating to the Offers have been or will be submitted to the clearance procedure of CONSOB (as defined in the Offering Memorandum), pursuant to applicable Italian laws and regulations. The Offers are being carried out in Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Eligible Holders (as defined in the Offering Memorandum) that are resident and/or located in Italy can tender the Old Notes for purchase through authorised persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations and with any requirements imposed by CONSOB or any other Italian authority. Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Old Notes, the Offers or the Offer Documents.

European Economic Area

This announcement, the Offer Documents are only addressed to and are only directed at qualified investors in any European Economic Area (“EEA”) Member State within the meaning of Directive 2003/71/EC, as amended (together with any applicable implementing measures in any Member State, the “Prospectus Directive”). Each person in any Member State of the EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”) who receives this announcement or any other communication in respect of the Offers contemplated in the Offer Documents will be deemed to have represented, warranted and agreed to and with each Dealer Manager and Pfizer that it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

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Forward-Looking Statements

This press release contains forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the Exchange Offer or the Cash Offer. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect

Future Results” and “Risk Factors,” in our Quarterly Reports on Form 10-Q, in our Current Reports on Form 8-K, and in the Offer Documents, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-K, 10-Q and 8-K and our other filings with the SEC.